UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One East Tower Singapore 018936	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	Results of Operations and Financial Condition.

On January 23, 2019, Wave Life Sciences Ltd. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-215428) (the “Prospectus”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an underwritten public offering of its ordinary shares (the “Offering”). The Company included the following disclosure in the Preliminary Prospectus Supplement:

“As of December 31, 2018, we had cash and cash equivalents of approximately $174.8 million. The estimated cash and cash equivalents as of December 31, 2018 are preliminary and may change, were prepared by management and are based on the most current information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2018, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. As a result, there can be no assurance that our cash and cash equivalents as of December 31, 2018 will not differ from these estimates and any such changes could be material. For more information on factors that could cause actual results to differ from those described below are set forth in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. KPMG LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is not expected to be filed until after this offering is completed.”

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01	Other Events.

On January 23, 2019, the Company issued a press release announcing the commencement of the Offering. In connection with the Offering, the Company also announced its intention to grant the underwriters an option for a period of up to 30 days to purchase up to an additional 15% of the number of ordinary shares sold in the Offering on the same terms and conditions. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

In addition, the Preliminary Prospectus Supplement for the Offering contains an updated summary description of the Company’s business in the section entitled “Prospectus Supplement Summary,” which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information contained in Exhibit 99.2 updates and supersedes the information provided in the Company’s previous periodic filings with the SEC in order to reflect recent business developments.

The Company also updated the section entitled “Comparison of Shareholder Rights” in the Prospectus, which is attached hereto as Exhibit 99.3 and incorporated by reference into the Preliminary Prospectus Supplement. The information contained in Exhibit 99.3 updates and supersedes the information provided in the Company’s previous periodic filings with the SEC in order to reflect recent amendments to the Singapore Companies Act.

This Current Report on Form 8-K, including the Exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 23, 2019, announcing a proposed offering of ordinary shares

99.2	“Prospectus Supplement Summary” of Wave Life Sciences Ltd.’s Preliminary Prospectus Supplement dated January 23, 2019 to the Registration Statement on Form S-3 (File No. 333-215428)

99.3	Updated Comparison of Shareholder Rights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Keith C. Regnante
Keith C. Regnante
Chief Financial Officer

Date: January 23, 2019